Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General Cable Corporation

We consent to the incorporation by reference in Registration Statement Nos. 333-28965, 333-31865, 333-31867, 333-31869, 333-31871, 333-89629, 333-51812, 333-51818, 333-51822 and 333-58792 on Form S-8; Post-effective Amendment No. 1 to Registration Statement No. 333-59125 on Form S-8; and Registration Statement No. 333-108950 on Form S-3 of our report dated March 30, 2005, relating to the financial statements and financial statement schedule of General Cable Corporation, appearing in this Annual Report on Form 10-K of General Cable Corporation for the year ended December 31, 2004.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio
March 30, 2005